UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024 (January 26, 2024)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	38-3916511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2024, Sirius XM Radio Inc. (“Sirius XM”), our subsidiary, entered into an amendment (“Amendment No. 9”) to its existing credit agreement with JPMorgan Chase Bank, N.A., as the administrative agent, and other agents and lenders (the “Credit Agreement”).

Prior to Amendment No. 9, the Credit Agreement consisted of a (i) $1.75 billion senior secured revolving credit facility, from which Sirius XM could borrow and reborrow from time to time and (ii) a $500 million incremental term loan, borrowings from each of which Sirius XM could use for working capital and other general corporate purchases, including share repurchases, dividends and the financing of acquisitions. Amendment No. 9 provides for certain changes to the Credit Agreement, including the addition of a $1.1 billion delayed draw incremental term loan (the “Incremental Term Loan”) arranged by BofA Securities, Inc., Morgan Stanley Senior Funding, Inc. and JPMorgan Chase Bank, N.A. Subject to the conditions described in Amendment No. 9, the Incremental Term Loan shall be available to be drawn by Sirius XM in up to three separate drawings until December 31, 2024. The obligations under the Credit Agreement remain guaranteed by Sirius XM’s material domestic subsidiaries, and are secured by a lien on substantially all of Sirius XM’s assets and the assets of its material domestic subsidiaries, subject to certain exceptions.

The Credit Agreement contains incremental facilities and related debt and lien baskets, which allow Sirius XM to increase or incur new commitments under the revolving facility and/or incur further new term loans or other forms of indebtedness, subject to the terms of the Credit Agreement.

Certain of the participants in the Credit Agreement and their respective affiliates have engaged in, and may in the future engage in, investment banking, advisory roles and other commercial dealings in the ordinary course of business with us and/or our affiliates. These participants have received, or may in the future receive, customary fees and commissions for these transactions.

The description of Amendment No. 9 contained herein is qualified in its entirety by reference to Amendment No. 9, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 9, dated as of January 26, 2024, to the Credit Agreement, dated as of December 5, 2012, among Sirius XM Radio Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders parties thereto.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: January 29, 2024

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